EXHIBIT 23

August 26, 1999

Ford Motor Company
The American Road
Dearborn, MI 48121

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1999 relating to the financial statements, which appears in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 21, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
400 Renaissance Center
Detroit, Michigan 48243